As filed with the Securities and Exchange Commission on March 29, 1999
                               Registration No. 33-____________



            U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                      ____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                      ____________________

                AMERICAN CUSTOM COMPONENTS, INC.
     (Exact Name of Registrant as Specified in Its Charter)

                             Nevada
                 (State or Other Jurisdiction of
                 Incorporation or Organization)

                           81-0478643
                        (I.R.S. Employer
                       Identification No.)


                   3310 W. MacArthur Boulevard
                   Santa Ana, California 92704
  (Address of Principal Executive Offices, Including Zip Code)
                      ____________________

                      Consulting Agreement
                    Legal Services Agreement
                    (Full Title of the Plan)
                      ____________________

                           John Groom
                            President
                   3310 W. MacArthur Boulevard
                   Santa Ana, California 92704
                         (714) 662-2080
   (Name, Address, and Telephone Number of Agent for Service)

                           COPIES TO:

                     M. Richard Cutler, Esq.
                Law Offices of M. Richard Cutler
               610 Newport Center Drive, Suite 800
                 Newport Beach, California 92660
                         (949) 719-1977

                 CALCULATION OF REGISTRATION FEE

                                     Proposed Maximum    Proposed Maximum
Title of Securities   Amount to be   Offering Price      Aggregate           Amount of
to be Registered      Registered     per Share           Offering Price      Registration Fee

Common Stock,
par value $0.001      368,571        $0.30(1)            $110,571.30         $38.13


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to each of the Registrant's eligible consultants as specified by Rule 428(b)(1).

                              PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference in this Registration Statement:

               (i) Registrant's Registration Statement on Form 10-SB, filed with the Commission on March 3, 1998, aS amended by Amendment No. 1 filed with the Commission on December 22, 1998.

               (ii) All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by M. Richard Cutler, Esq., counsel to the Company.

     Along with the employees of the Law Offices of M. Richard Cutler, Mr. Cutler holds a total of 215,821 shares of Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

Item 7.   Exemption from Registration Claimed.

     The Shares were issued for advisory and legal services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in
Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

Item 8.   Exhibits

               4.1 Articles of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibits 3.1 and 3.2 of the Registrant's Registration Statement on Form 10-SB (File No. O-23859), as amended (the "Form 10-SB").

               4.2 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant's Form 10-SB.

               4.3 Michelson Group Corporate Development Agreement dated July 30, 1997 (incorporated herein by reference to Exhibit 10.4 of the Registrant's Form 10-SB.

               4.4 Two (2) Option Agreements to the Michelson Group dated August 22, 1997 (incorporated herein by reference to Exhibit 10.5 of the Registrant's Form 10-SB.

               4.5 Letter Agreement with Michelson dated October 13, 1998 regarding the issuance of stock

               4.6  Legal Retainer Agreement of the Law Offices of
M. Richard Cutler.

               4.7 Letter Agreement with Law Offices of M. Richard Cutler dated February 23, 1999 regarding the issuance of stock.

               5.1 Opinion of M. Richard Cutler, Esq., counsel to the Registrant, regarding legality of securities being registered.

               23.1 Consent of M. Richard Cutler (included in Exhibit 5.1).

               23.2 Consent of Kelly & Company, Inc., Independent Public Accountants.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

                         (1)  To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                         (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                         (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on March 29, 1999.



                                        American Custom Components, Inc.



                                          /s/   John Groom
                                        By:  John Groom
                                        Its: President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




  /s/  John Groom                                 President and Director
John Groom



   /s/  Ed Loyd                                   Secretary, Chief Financial
Ed Loyd                                           Officer, and Director